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                                                                     EXHIBIT 4.3
                            THE ALLSTATE CORPORATION

                        SECOND SUPPLEMENTAL INDENTURE TO
                       INDENTURE DATED DECEMBER 16, 1997
                            (SENIOR DEBT SECURITIES)

                                  $500,000,000

                    6.75% Senior Debentures due May 15, 2018
                    6.90% Senior Debentures due May 15, 2038

     SECOND SUPPLEMENTAL INDENTURE, dated as of May 20, 1998, between THE ALLSTATE CORPORATION, a Delaware corporation (the "Company"), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company, as Trustee (the "Trustee").

                                    RECITALS

     The Company has heretofore executed and delivered to the Trustee an Indenture for Senior Debt Securities, dated as of December 16, 1997 (the "Indenture"), providing for the issuance from time to time of series of the Company's Securities.

     On December 16, 1997, the Company executed and delivered to the Trustee a First Supplemental Indenture to the Indenture (the "First Supplemental Indenture"), providing for the issuance of $250,000,000 in principal amount of 7 1/8 % Senior Quarterly Interest Bonds due 2097 (the "2097 Senior Bonds"). The Company issued the 2097 Senior Bonds on December 19, 1997.

     Section 301 of the Indenture provides for various matters with respect to any series of Securities issued under the Indenture to be established in an indenture supplemental to the Indenture.

     Section 901(7) of the Indenture provides for the Company and the Trustee to enter into an indenture supplemental to the Indenture to establish the form or terms of Securities of any series as provided by Sections 201 and 301 of the Indenture.

     NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH:

     For and in consideration of the premises and the issuance of the series of Securities provided for herein, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities of such series, as follows:




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                                   ARTICLE I
                       Relation to Indenture; Definitions

     Section 1.1. Relation to Indenture. This Second Supplemental Indenture constitutes an integral part of the Indenture.
     Section 1.2. Definitions.  For all purposes of this Second Supplemental
Indenture:

     (a) Capitalized terms used herein without definition shall have the meanings specified in the Indenture;

     (b) All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Second Supplemental Indenture; and

     (c) The terms "herein," "hereof," "hereunder" and other words of similar import refer to this Second Supplemental Indenture.

                                   ARTICLE II

                            The Series of Securities

     Section 2.1. Title of the Securities. There shall be a series of Securities designated the "6.75% Senior Debentures due May 15, 2018" (the "2018 Debentures") and a series of Securities designated the "6.90% Senior Debentures due May 15, 2038" (the "2038 Debentures," and collectively with the 2018 Debentures, the "Debentures").

     Section 2.2. Limitation on Aggregate Principal Amount; Date of Debentures. The aggregate principal amount of each series of Debentures which may be authenticated and delivered under this Supplemental Indenture shall be limited to $250,000,000 (except for Debentures which may be authenticated and delivered upon transfer of, or in exchange for, or in lieu of Debentures pursuant to the Indenture).

     Section 2.3. Principal Payment Date.   The principal amount of each series
of the Debentures (together with any accrued and unpaid interest) shall be payable in a single installment on the Stated Maturity of the principal amount of such series of Debentures, which, in the case of the 2018 Debentures, shall be May 15, 2018, and in the case of the 2038 Debentures, shall be May 15, 2038.

     Section 2.4. Interest and Interest Rates. The rate of interest on each 2018 Debenture shall be 6.75% per annum and the rate of interest on each 2038 Debenture shall be 6.90%


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per annum, in each case accruing from May 26, 1998, or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, payable semiannually in arrears on May 15 and November 15 of each year commencing November 15, 1998 until the principal thereof shall have become due and payable, and until the principal hereof is paid or duly provided for or made available for payment. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any partial period shall be computed on the basis of the actual number of days elapsed in a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on any Debenture is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay). A "Business Day" shall mean any day, other than a Saturday or Sunday, on which banks in the City of New York are not required by law to close. The interest installment so payable in respect of any Debenture, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name such Debenture (or one or more Predecessor Securities) is registered at the close of business on the preceding April 30, if the Interest Payment Date is May 15, or October 31, if the Interest Payment Date is November 15 (a "Regular Record Date"). Any such interest installment not punctually paid or duly provided for in respect of any Debenture shall forthwith cease to be payable to the registered Holder on such Regular Record Date and may either be paid to the Person in whose name such Debenture (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date to be fixed by the Trustee for the payment of such Defaulted Interest, notice whereof shall be given to the Holders of Debentures not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

     Section 2.5. Place of Payment. The Place of Payment where the Debentures may be presented or surrendered for payment, where the Debentures may be surrendered for registration of transfer or exchange and where notices and demand to or upon the Company in respect of the Debentures and the Indenture may be served shall be the Corporate Trust Office of the Trustee.

     Section 2.6. Denomination. The Debentures shall be issuable in book-entry form only and in denominations of $1,000 and integral multiples thereof.

     Section 2.7. Currency. Principal and interest on the Debentures shall be payable in such coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts.

     Section 2.8. Form of Debentures. The Debentures shall be substantially in the form attached as Exhibit A hereto.


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     Section 2.9. Securities Registrar and Paying Agent.  The Trustee shall serve initially as Securities Registrar and Paying Agent.

     Section 2.10. Sinking Fund Obligations. The Company has no obligation to redeem or purchase any Debentures pursuant to any sinking fund or analogous requirement or upon the happening of a specified event or at the option of a Holder thereof.

     Section 2.11. Defeasance and Covenant Defeasance. Pursuant to Section 1301 of the Indenture, the Company hereby designates the Debentures as defeasible pursuant to Section 1302 (relating to defeasance and discharge) and
Section 1303 (relating to covenant defeasance) of the Indenture.

     Section 2.12. Immediately Available Funds. All payments of principal and interest on the Debentures shall be made in immediately available funds.

     Section 2.13. Priority of Debentures. The Debentures shall rank pari passu with the 2097 Senior Debentures.


                                  ARTICLE III

                                    Expenses

     Section 3.1. Payment of Expenses. In connection with the offering, sale and issuance of the Debentures, the Company, in its capacity as borrower with respect to the Debentures, shall pay all costs and expenses relating to the offering, sale and issuance of the Debentures, including commissions to the underwriters payable pursuant to the Underwriting Agreement and compensation and expenses of the Trustee under the Indenture in accordance with the provisions of Section 607 of the Indenture.

     Section 3.2. Payment Upon Resignation or Removal. Upon termination of this Second Supplemental Indenture or the Indenture or the removal or resignation of the Trustee, unless otherwise stated, the Company shall pay to the Trustee all amounts accrued to the date of such termination, removal or resignation.


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                                   ARTICLE IV

                            Miscellaneous Provisions

     Section 4.1. Trustee Not Responsible for Recitals. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Second Supplemental Indenture.

     Section 4.2. Adoption, Ratification and Confirmation. The Indenture, as supplemented and amended by this Second Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

     Section 4.3. Counterparts. This Second Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

     Section 4.4. GOVERNING LAW. THIS SECOND SUPPLEMENTAL INDENTURE AND EACH DEBENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.


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     IN WITNESS WHEREOF, the parties hereto have caused this Second
Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, on the date or dates indicated in the acknowledgments and as of the day and year first above written.


                                           THE ALLSTATE CORPORATION


                                           By:______________________
                                           Name:
                                           Title:


ATTEST:


By:______________________
Name:
Title:


                                           STATE STREET BANK AND TRUST COMPANY,
                                           as Trustee



                                           By:______________________
                                           Name:
                                           Title:




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                                                                       EXHIBIT A

                           (FORM OF FACE OF SECURITY)

     This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Security is exchangeable for Securities registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Security (other than a transfer of this Security as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in limited circumstances.

     Unless this Security is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any Security issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

Certificate No.                                                   $_____________
                                                            CUSIP No.  _________

                            THE ALLSTATE CORPORATION

                        __ % Senior Debentures due ____

     THE ALLSTATE CORPORATION, a Delaware corporation (the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO. or registered assigns, the principal sum of ____________ ($__________) on May 15, ____. The Company further promises to pay interest on said principal sum outstanding from May 26, 1998, or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, semiannually in arrears on May 15 and November 15 of each year commencing November 15, 1998, at the rate of ___% per annum, until the principal hereof shall have become due and payable and, until the principal
hereof is paid or duly provided for or made available for payment.   The amount
of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any partial period shall be computed on the basis of the number of actual days elapsed in a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on this Security is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay). A "Business Day" shall mean any day, other than a Saturday or Sunday, on which the banks in the City of New York are not


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required by law to close.  The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the preceding April 30, if the Interest Payment Date is May 15, or October 31, if the Interest Payment Date is November 15 (a "Regular Record Date"). Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date to be fixed by the Trustee for the payment of such Defaulted Interest, notice whereof shall be given to the Holder of this Security not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Security may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

     The principal of (and premium, if any) and the interest on this Security shall be payable at the office or agency of the Company maintained for that purpose in the United States in such coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered Holder at such address as shall appear in the Security Register. Notwithstanding the foregoing, so long as the Holder of this Security is The Depository Trust Company (or its nominee, including, without limitation, Cede & Co.), the payment of the principal of (and premium, if any) and interest on this Security will be made at such place and to such account as may be designated by The Depository Trust Company (or its nominee, including, without limitation, Cede & Co.). All payments of principal and interest hereunder shall be made in immediately available funds.

     Reference is hereby made to the further provisions of this Security set forth below, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid for any purpose.


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     IN WITNESS WHEREOF, the Company has caused this instrument to be executed.

                                     THE ALLSTATE CORPORATION



                                     By:______________________
                                     Name:
                                     Title:



Attest:



By:___________________________________
      Name:
     Title:

                         CERTIFICATE OF AUTHENTICATION

     This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

Dated:

STATE STREET BANK AND TRUST COMPANY,
as Trustee



By:______________________
     Authorized Signatory



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                         (FORM OF REVERSE OF SECURITY)

     This Security is one of a duly authorized issue of a series of Securities of the Company, designated as its __% Senior Debentures due ___, issued under and pursuant to an Indenture, dated as of December 16, 1997 between the Company and State Street Bank and Trust Company, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), as supplemented by the First Supplemental Indenture, dated as of December 16, 1997 between the Company and the Trustee and the Second Supplemental Indenture, dated as of May 20, 1998, between the Company and the Trustee (the Indenture as so supplemented, the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of this Security and the other Securities of this series, and of the terms upon which this Security and the other Securities of this series are, and are to be, authenticated and delivered.

     All terms used in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

     The Indenture contains provisions for satisfaction, discharge and defeasance at any time of the entire indebtedness of this Security upon compliance by the Company with certain conditions set forth in the Indenture. Pursuant to Section 1301 of the Indenture, the Company has designated this Security as being defeasible pursuant to Section 1302 and Section 1303 of the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities of each series at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.


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     No reference herein to the Indenture and no provision of this Security or of the Indenture (other than Section 1302 and Section 1303 of the Indenture) shall alter or impair the obligation of the Company to pay the principal and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Securities Register, upon surrender of this Security for registration of transfer at the office or agency of the Company maintained under Section 1002 of the Indenture duly endorsed by, or accompanied by a written instrument of transfer, in form satisfactory to the Company and the Securities Registrar, duly executed by the Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     This Global Security is exchangeable for Securities of this series in definitive form only under certain limited circumstances set forth in the Indenture. Securities of this series so issued are issuable in book-entry form only and in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations herein and therein set forth, Securities of this series so issued are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same.

     The Company and, by its acceptance of this Security or a beneficial interest therein, the Holder of, and any Person that acquires a beneficial interest in, this Security agree that for United States federal, state and local tax purposes it is intended that this Security constitute indebtedness.

     THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.



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